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                                                                    EXHIBIT 10.1


                                INGRAM MICRO INC.
                          2001 EXECUTIVE RETENTION PLAN


     SECTION 1. PURPOSE. The purpose of the Ingram Micro Inc. 2001 Executive Retention Plan is to promote the interests of Ingram Micro Inc. and its shareowners by attracting and retaining exceptional executive personnel and other key employees of Ingram and its Affiliates, as defined below.

     SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

     "AFFILIATE" means (i) any entity that is, directly or indirectly, controlled by Ingram and (ii) any other entity in which Ingram has a significant equity interest or which has a significant equity interest in Ingram, in either case as determined by the Committee.

     "AWARD" means any right granted under Section 5 of the Plan.

     "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "BOARD" means the Board of Directors of Ingram.

     "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the Human Resources Committee or any successor or replacement thereof designated by the Board shall be the Committee under the Plan.

     "DISABILITY" shall have the meaning determined from time to time by the Committee.

     "EMPLOYEE" means an employee of Ingram or any Affiliate.

     "INGRAM" means Ingram Micro Inc., a Delaware corporation, together with any successor thereto.

     "PARTICIPANT" means any Employee selected by the Committee to receive an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

     "PERSON" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "PLAN" means this Ingram Micro Inc. 2001 Executive Retention Plan.

     "SUBSTITUTE AWARDS" means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Ingram or with which Ingram combines.


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     SECTION 3. ADMINISTRATION.

     (a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting Ingram, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: designate Participants; determine the terms and conditions of any Award and Award Agreement; determine whether, to what extent, and under what circumstances Awards may be settled, canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; determine whether, to what extent, and under what circumstances cash, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and adopt and administer one or more Sub-Plans.

     (b) COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including Ingram, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee or beneficiary of any Employee.

     SECTION 4. ELIGIBILITY. Any Employee shall be eligible to be designated a Participant.

     SECTION 5. AWARDS.

     (a) GRANT. Subject to the provisions of the Plan and contractual provisions affecting Ingram, the Committee shall have sole and complete authority to determine the Employees who shall receive an Award, which shall consist of a right which is denominated in cash, valued, as determined by the Committee, in accordance with the achievement of such performance, longevity or other goals during such performance periods as the Committee shall establish, and payable at such time and in such form as the Committee shall determine.

     (b) TERMS AND CONDITIONS. Subject to the terms of the Plan, any contractual provisions affecting Ingram and any applicable Award Agreement, the Committee shall determine the goals to be achieved during any performance period, the length of any performance period, the amount of any Award and the amount and kind of any payment or transfer to be made pursuant to any Award.

     (c) PAYMENT OF AWARDS. Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 6. TERMINATION OR SUSPENSION OF EMPLOYMENT OR SERVICE. Except as the Committee may otherwise determine, for purposes hereof any termination of a Participant's employment or service for any reason shall occur on the date such Participant ceases to perform services for Ingram or any Affiliate without regard to whether such Participant continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination.


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     SECTION 7. MERGER. In the event of a merger of Ingram with or into another corporation, each outstanding Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

     SECTION 8. AMENDMENT AND TERMINATION.

     (a) AMENDMENTS TO THE PLAN. The Board or the Committee may terminate or discontinue the Plan at any time and the Board or the Committee may amend or alter the Plan or any portion thereof at any time.

     (b) AMENDMENTS TO AWARDS. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     SECTION 9. GENERAL PROVISIONS.

     (a) NONTRANSFERABILITY. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

     (b) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (c) WITHHOLDING. A Participant may be required to pay to Ingram or any Affiliate, and Ingram or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of Ingram to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

     (d) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to a Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (e) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent Ingram or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of the types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.


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     (f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of Ingram or any Affiliate. Further, Ingram or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (g) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (h) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (i) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Ingram or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Ingram or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Ingram or any Affiliate.

     (j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (k) SUB-PLANS. Subject to the terms hereof, the Committee may from time to time adopt one or more Sub-Plans and grant Awards thereunder as it shall deem necessary or appropriate in its sole discretion in order that Awards may comply with the laws, rules or regulations of any jurisdiction; provided, however, that neither the terms of any Sub-Plan nor Awards thereunder shall be inconsistent with the Plan.

     SECTION 10. TERM OF THE PLAN.

     (a) EFFECTIVE DATE. The Plan shall be effective as of April 10, 2001.

     (b) EXPIRATION DATE. No Award shall be granted under the Plan after December 31, 2002. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.


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